                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                [ ]  Confidential, for Use of the Commission
                                                     Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                           SEA PINES ASSOCIATES, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                                FEBRUARY 22, 2000


                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD MARCH 16, 2000


       TO THE SHAREHOLDERS OF SEA PINES ASSOCIATES, INC.:

       The 2000 Annual Meeting of Shareholders of Sea Pines Associates, Inc. (the "Company"), will be held at the PLANTATION CLUB IN SEA PINES PLANTATION, 100 Sea Pines Drive, Hilton Head Island, South Carolina, on Thursday, March 16, 2000, at 3:00 p.m., local time, for the following purposes:

       1.     To elect seven directors; and

       2. To transact such other business as may properly come before the meeting or any adjournments thereof.

       The Board of Directors has fixed the close of business on January 14, 2000, as the record date for determining the shareholders entitled to notice of and to vote at the meeting and any adjournments thereof.

       A copy of the Company's 1999 Annual Report to Shareholders is enclosed.

       WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, PLEASE VOTE, DATE, AND SIGN THE ENCLOSED PROXY BALLOT AND RETURN IT IN THE ENCLOSED ENVELOPE. YOUR VOTE IS IMPORTANT WHETHER YOU OWN A FEW OR MANY SHARES. IF YOU ARE PRESENT AT THE MEETING, YOU MAY, IF YOU WISH, REVOKE YOUR PROXY AND VOTE YOUR SHARES PERSONALLY.

                                          By order of the Board of Directors,


                                          /s/ Angus Cotton
                                          ----------------
                                          Angus Cotton
                                          Secretary

                           SEA PINES ASSOCIATES, INC.

                                 P. O. BOX 7000
                    Hilton Head Island, South Carolina 29938



                                 PROXY STATEMENT



            ANNUAL MEETING OF SHAREHOLDERS TO BE HELD MARCH 16, 2000

This Proxy Statement is furnished in connection with the solicitation of proxies by and on behalf of the Board of Directors of Sea Pines Associates, Inc. (the "Company") to be voted at the Annual Meeting of Shareholders of the Company (the "Annual Meeting") to be held at 3:00 P.M. LOCAL TIME, ON THURSDAY, MARCH 16, 2000, AT THE PLANTATION CLUB IN SEA PINES PLANTATION, 100 SEA PINES DRIVE, HILTON HEAD ISLAND, SOUTH CAROLINA, and at any adjournments of such meeting, for the purposes set forth in the accompanying notice. This Proxy Statement and the accompanying proxy card are first being mailed to shareholders on or about February 22, 2000.

                          USE AND REVOCATION OF PROXIES

When proxies are properly executed and returned, the shares they represent will be voted at the meeting in accordance with any directions noted thereon, and if no directions are noted, they will be voted FOR all of the nominees noted herein. Execution of the accompanying proxy will not affect a shareholder's right to attend the Annual Meeting and vote in person. A shareholder may revoke a proxy at any time before it is exercised by written notification to the Company sent to the attention of the Company's Secretary at Post Office Box 7000, Hilton Head Island, South Carolina 29938, and received prior to the Annual Meeting date or by attending the Annual Meeting and indicating that the proxy is revoked or by appointment of a substitute proxy.

                                  SOLICITATION

The accompanying proxy is solicited by and on behalf of the Board of Directors. The expense of solicitation, which is not expected to exceed the normal expense of a proxy solicitation for a meeting of shareholders at which directors are elected, will be borne by the Company. In addition, the directors, officers and employees of the Company and its subsidiaries may solicit proxies, personally or by telephone, but at no additional salary or compensation.

                          OUTSTANDING VOTING SECURITIES

The Board of Directors has set the close of business on January 14, 2000, as the record date for determination of shareholders entitled to notice of and to vote at the Annual Meeting. As of such date, the total number of outstanding shares of the Company's voting common stock, no par value (the "Common Stock"), was 1,842,525 held by approximately 575 shareholders of record. Each share of Common Stock is entitled to one vote on each matter presented for a vote at the Annual Meeting. The presence, in person or by proxy, of the holders of a majority of the outstanding shares of the Common Stock is necessary to constitute a quorum at the Annual Meeting. Abstentions and broker non-votes will be counted for purposes of determining the presence or absence of a quorum. Abstentions and broker non-votes will have the same effect as a vote to withhold authority in the election of directors. Common Stock is the only class of outstanding voting securities of the Company entitled to be voted at the Annual Meeting.

                                     ITEM 1

                              ELECTION OF DIRECTORS

Seven directors are to be elected at the Annual Meeting. The Company's Articles of Incorporation provide for a classified Board of Directors which as of the date of this Proxy Statement consists of fifteen directorships divided into three classes of directorships whose terms will expire on the dates of the Annual Meetings of Shareholders as follows: Five directorships will expire at this year's Annual Meeting, five directorships will expire in 2001 and five directorships will expire in 2002.

The seven nominees listed below have been nominated by the Nominating Committee of the Board of Directors. Pursuant to the Company's Articles of Incorporation, the Board of Directors may, from time to time, by majority vote, increase or decrease the total number of directors on the Board to any number between nine and eighteen, inclusive. The number of directors is currently set at fifteen. In accordance with the Company's Articles of Incorporation, the affirmative vote of a majority of the shares of Common Stock entitled to vote for the election of directors is required to elect each director of the Company.

A shareholder executing the enclosed proxy card may vote for any or all of the nominees or may withhold such shareholder's vote from any or all nominees. Unless otherwise instructed or unless authority to vote is withheld, the enclosed proxy will be voted for the election of the nominees listed below. Although it is not contemplated that any nominees will become unable to serve prior to the Annual Meeting, the persons named on the enclosed proxy card shall have authority to vote for the election of other persons in accordance with their best judgment.

Set forth below is certain biographical information regarding the seven nominees as of January 14, 2000.

NOMINEES FOR TERMS TO EXPIRE IN 2003

NAME, AGE, AND ADDRESS                        BIOGRAPHICAL INFORMATION
----------------------                        ------------------------

Paul B. Barringer, II (69)          Mr. Barringer has served as a director since
14 South Calibogue Cay              1997. He has been Chairman and CEO of
Hilton Head Island, SC  29928       Coastal Lumber Company, headquartered in
                                    Weldon, North Carolina, since 1959. He is a member of the Board of Directors of Southern
                                    National Corporation, the holding company for BB&T Financial Corporation. He currently serves on the board of several educational institutions and is an active board member of various civic and industry associations.


Norman P. Harberger (70)            Mr. Harberger has served as a director since
22 Oyster Landing Road              1993 and as Chairman of the Company since
Hilton Head Island, SC  29928       1999. He has been President and Owner of
                                    Harberger & Associates, Inc., management consultants, since 1986. He was previously an executive of Rohm and Haas Company, retiring as that firm's Administrative Vice
                                    President in 1986.

Michael E. Lawrence (55)            Mr. Lawrence has served as a director since
46 Baynard Park Road                1994 and as Chief Executive Officer of the
Hilton Head Island, SC  29928       Company since 1995. He has served as
                                    President of Sea Pines Company, Inc. since
                                    November 1994 and was its Vice President and Chief Financial Officer from February 1991 to November 1994 and its Controller from February 1990 to February 1991. He currently serves on the Board of Directors of Jameson
                                    Inns, Inc. and the Personnel and
                                    Compensation Committee of such Board, and the Board of Directors of Atlantic Savings
                                    Bank, a subsidiary of Wachovia Bank, N.A.
                                    Formerly, he was a partner in the Management
                                    Consulting Division of Ernst & Young LLP.

Thomas C. Morton (58)               Mr. Morton has served as a director since
20 Harleston Green                  1991. He is a certified public accountant
Hilton Head Island, SC  29928       who has owned and operated tax and
                                    accounting practices in Michigan and South
                                    Carolina since 1974. Prior to that he spent
                                    10 years in the audit and tax departments of the international accounting firm of
                                    Deloitte & Touche.

Robert W. Siler, Jr. (71)           Mr. Siler has served as a director since
414 Baynard Cove Club               1997. He retired in 1993 as Chairman/CEO of
Hilton Head Island, SC 29928        Hammer, Siler, George Associates, an
                                    international economic and development
                                    consulting firm based in Silver Spring,
                                    Maryland. He is a partner in Elgin Land
                                    Company, II, Ltd.,a Texas investment firm.

NOMINEES FOR TERMS TO EXPIRE IN 2002

John A. Norlander (69)              Mr. Norlander has been a Sea Pines Property
72 N. Calibogue Cay Road            Owner since his retirement in 1997. A
Hilton Head Island, SC  29928       graduate of the Cornell University Hotel
                                    School, he served as an officer in the Navy during the Korean War. He spent his entire business career in the hospitality business.
                                    He was an executive with Hilton Hotels for 20 years working in sales and marketing and as general manager of two major convention hotels. He then joined Radisson Hotels as EVP/COO and was subsequently promoted to President and CEO of Radisson. Mr.
                                    Norlander's last position was President/CEO of Carlson Hospitality Worldwide which included, in addition to Radisson and Radisson Seven Seas, the TGI Friday's restaurant chain and Country Inns by Carlson, a chain of 100 hotels.

Perry M. Parrott, Jr.(54)           Mr. Parrott has been President of University
23 N. Calibogue Cay Road            Housing Group, a developer of private,
Hilton Head Island, SC  29928       market rate housing for college students
                                    since 1997. Previously, he was a founder and Director of Gables Residential Trust, a publicly traded Real Estate Investment
                                    Trust. Prior to Gables, Mr. Parrott was a partner and a member of the management board of Trammell Crow Residential Company, a large privately owned real estate company.
                                    He is a member of the Urban Land Institute, the Community Services Associates, Inc.
                                    ("CSA") Maintenance Committee and serves on the Board of Directors of Volunteers in Medicine.


THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE ELECTION OF EACH OF THE NOMINEES LISTED ABOVE.

Set forth below is certain biographical information concerning the directors whose terms extend beyond the Annual Meeting.

DIRECTORS WHOSE TERMS EXPIRE IN 2001

NAME, AGE, AND ADDRESS                       BIOGRAPHICAL INFORMATION
----------------------                       ------------------------

Angus Cotton (74)                   Mr. Cotton, a founding director of the
7 Willet Road                       Company, has served as a director since
Hilton Head Island, SC  29928       1987. He is currently the Secretary of
                                    the Company. He currently serves as
                                    Chairman of the Commissioners of the
                                    Technical College of the Low Country and is a co-founder and Treasurer of the Heritage
                                    Classic Foundation. He retired in 1989 from
                                    Marriott Hotels and Resorts where he had been an Executive Vice President.

P. R. Easterlin, Jr. (58)           Mr. Easterlin has served as a director since
350 2nd Street North No. 12         1989. He has been President of Florida
St. Petersburg, FL  33701           Properties of Amelia, Inc., a property
                                    management and real estate development
                                    company, since 1983. He was one of the
                                    founding directors of Atlantic Savings Bank and served on the Board of Trustees of Hilton Head Preparatory School for six years.

James L. Gray (64)                  Mr. Gray has served as a director since
55 N. Calibogue Cay Road            1995. He retired in 1999 as Chairman and CEO
Hilton Head Island, SC  29928       of Primestar Partners, LP, a national
                                    distributor of satellite delivered
                                    television services to residences, a
                                    position he held since 1995. Previously, Mr.
                                    Gray served as Vice Chairman of Time Warner
                                    Cable. During his twenty-year career in
                                    cable television, he also served as a
                                    Director of Turner Broadcasting System and the Cable Satellite Public Affairs Network,
                                    C-SPAN.

John G. McGarty (62)                Mr. McGarty has served as a director since
2 Mockingbird Lane                  1992. He was President and Owner of
Hilton Head Island, SC  29928       Charleston Valve and Fitting Company,
                                    a distributor of industrial products,
                                    retiring in 1989 after twenty-seven years.
                                    Mr. McGarty is a licensed real estate agent with Sea Pines Real Estate Company, Inc., a subsidiary of the Company. He formerly served on the Board of Regents of Georgetown
                                    University. He presently serves on the CSA
                                    Board of Directors.

Joseph F. Vercellotti (70)          Mr. Vercellotti has served as a director
18 Old Military Road                since 1995. He retired in 1987 after a 35
Hilton Head Island, SC  29928       year general management, strategic planning
                                    and marketing career with General Electric
                                    Company, to pursue interests in management consulting, primarily with high-tech, start up firms. He presently serves on the CSA
                                    Board of Directors.

DIRECTORS WHOSE TERMS EXPIRE IN 2002

NAME, AGE AND ADDRESS                        BIOGRAPHICAL INFORMATION
---------------------                        ------------------------
Ralph L. Dupps, Jr. (54)            Mr. Dupps has served as a director since
30 East Beach Lagoon Road           1995. He has been President of Dupps and
Hilton Head Island, SC  29928       Company and a partner in NWI, a real estate
                                    development company since 1981. He is
                                    currently Chairman of the Board of Directors of Atlantic Savings Bank, a subsidiary of Wachovia Bank, N.A., a director of Forked
                                    Deer River Corporation, a land holding
                                    company, a member of the Wachovia Bank of South Carolina Advisory Board, Chairman of the Hilton Head Preparatory School Board of
                                    Trustees, a member of the Hilton Head Museum
                                    Board of Directors and a CSA Board member.
                                    Mr. Dupps is also Chairman of the Town of Hilton Head Island Housing Commission.

Charles W. Flynn (73)               Mr. Flynn, a founding director of the
13 Pine Island Court                Company, served as a director from 1987
Hilton Head Island, SC  29928       through 1990 and was reelected in 1995.
                                    He retired in 1980 from Ford Motor Company as the Director of Dealer Development. Prior to his employment with Ford, he was a special agent for the Federal Bureau of Investigation.

Arthur P. Sundry (70)               Mr. Sundry has served as a director since
35 South Beach Lane                 1993. He retired in 1990 as President and
Hilton Head Island, SC 29928        General Manager of the Communications
                                    Sector, Motorola, Inc. During his 34 years with Motorola, he served in various management and executive positions.

                MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

The Board of Directors met 9 times during fiscal year 1999. No director attended fewer than 75 percent of the aggregate of (a) the total number of meetings of the Board of Directors and (b) the total number of meetings held by all committees of the Board of Directors on which such director served.

Pursuant to the By-Laws of the Company, the Board of Directors has established standing Finance and Audit, Nominating, and Personnel and Compensation Committees, each of which held meetings during fiscal year 1999.

The Finance and Audit Committee, composed of Messrs. Barringer, Flynn, Gray, Morton, and Sundry, met 8 times during fiscal year 1999. The Committee reviews and makes recommendations regarding matters concerning the financial condition of the Company, provides advice to the Company's management on financial and accounting matters, makes recommendations regarding the independent auditors for the Company, considers the adequacy of internal accounting controls and undertakes other activities related to the fiscal affairs of the Company. No directors of the Company who are also salaried employees may serve on the Finance and Audit Committee.

The Nominating Committee, composed of Messrs. Cotton, Daniels, Dupps, Gray, and Vercellotti, designates on behalf of the Board of Directors, candidates for the directors to be elected at the Annual Meeting of shareholders. The Nominating Committee met 4 times during fiscal year 1999. The Nominating Committee will consider nominating a director candidate recommended by a shareholder if the shareholder submits the recommendation to the Nominating Committee.

         (Note concerning shareholder nominations: Shareholders may also nominate candidates for election to the Board by complying with the nomination requirements of the Company's By-Laws. The Company's By-Laws provide that a shareholder must give the Company written notice in order to propose business or make a nomination for director at a shareholder meeting. Excerpts from the By-Laws containing these requirements are attached in Appendix A. The deadline for shareholder nominations for director and shareholder proposals for the 2001 Annual Meeting will be January 15, 2001. Shareholders wishing to submit a nomination or proposal should review the By-Law requirements on nominations and proposals by shareholders and should communicate with the Secretary, Sea Pines Associates, Inc., 32 Greenwood Drive, Post Office Box 7000, Hilton Head Island, South Carolina 29938 for further information.)

The Personnel and Compensation Committee, composed of Messrs. Cotton, Flynn, Harberger and Vercellotti, met 8 times during fiscal year 1999. The Committee considers and oversees the development of programs to attract and equitably compensate employees to promote the economic success of both the employee and the Company, including its subsidiaries. No officers or employees of the Company or its subsidiaries served on the Personnel and Compensation Committee or participated in deliberations of such Committee concerning executive officer compensation.

                              CERTAIN TRANSACTIONS

Mr. Dupps' wife has provided certain interior design services and has purchased furnishings for the Company. Total payments to Mrs. Dupps for such services and furniture purchases during fiscal year 1999 were $127,116, of which $58,076 was paid for services and $69,040 was paid as reimbursements for furniture purchases.

Mr. Lawrence's wife is a licensed real estate agent with Sea Pines Real Estate Company, Inc., a subsidiary of the Company. Total commissions paid to Mrs. Lawrence during fiscal year 1999 were $64,532.

               REPORT OF THE PERSONNEL AND COMPENSATION COMMITTEE
                            OF THE BOARD OF DIRECTORS
                        CONCERNING EXECUTIVE COMPENSATION


COMPENSATION COMMITTEE

The Personnel and Compensation Committee of the Board of Directors recommends to the full Board all policies under which compensation is paid or awarded to the Company's executive officers. No Director who is employed by the Company serves on the Personnel and Compensation Committee, nor is any such employee Director present when matters concerning executive compensation are discussed and voted on by the Board of Directors.

COMPENSATION OBJECTIVES AND STRUCTURE

The Company's objective is to provide total compensation opportunity sufficient to attract and retain highly capable executives and key managers for the Company and its subsidiaries. Each year the Personnel and Compensation Committee reviews the Company's executive compensation practices and guidelines, and recommends any changes needed to achieve this objective.

The Chairman, Vice Chairman, Secretary and Treasurer of the Company are not salaried employees. These non-employee officers receive only the compensation applicable to other non-employee directors. The Chief Executive Officer and other key managers of the Company and its subsidiaries are salaried employees. Their compensation currently consists of salary and the opportunity for a bonus. There is no stock option plan at present, nor any other form of long-term incentive compensation.

EXECUTIVE SALARIES

Salary ranges for executive positions are substantially equivalent to those found in positions of similar responsibility level and type in related business sectors. These salary ranges were increased 3.5 percent in January 1999 to maintain the Company's competitive position. Individual salary increases were granted where appropriate, based on competitive salary levels and individual performance.

MANAGEMENT BONUSES

Fourteen executives and senior managers participated in the Management Bonus Plan in fiscal year 1999. The plan assures that part of the compensation opportunity of these executives depends directly on business results. The Management Bonus Plan is currently structured as follows:

-      Basic and Adjusted Bonus Standards

       At the beginning of each fiscal year, an initial bonus standard ("target bonus") is established for each position covered by the Management Bonus Plan. These standards are consistent with typical competitive bonus levels, except that they may not total more than 10 percent of the "operating income" called for in the Company's initial budget for the fiscal year.

-      Factors Determining Actual Bonus Payout

       Actual bonus payments vary from the adjusted standards based primarily on the ratio of actual corporate operating income to budgeted operating income. Business unit performance and personal contribution also affect individual awards. For bonus purposes, "operating income" is defined as pre-tax income before bonuses, excluding any non-operating gains and losses and any extraordinary income or expense items.

       The present bonus arrangement has applied for the past six years. During this period, two years resulted in no bonus pay-out (1993 and 1995), two produced bonuses lower than target levels (1994 and 1996). Only in the past two years (1997 and 1998) have operating results earned premium pay-outs.


BONUS STANDARDS AND BONUS PAYMENTS - FISCAL YEAR 1999

Basic bonus standards for all bonus-eligible positions in fiscal year 1999 totalled $290,000. This figure is roughly $30,000 lower than it would have been if all eligible positions had been filled for the entire year. Fiscal year 1999 pre-tax income for bonus purposes fell short of budget by 3.3%, which resulted in a downward adjustment of 6.6% in bonus standards. The sum of these adjusted standards for the fourteen eligible executives was $270,700. Actual awards approved by the Board totalled $275,700, exceeding the adjusted standards by $5,000. This 2% excess was based on considerations of individual accomplishment.

SPECIFIC COMMENTS ON COMPENSATION OF CHIEF EXECUTIVE OFFICER

Mr. Lawrence's salary was increased to $172,000 in January 1999, based on the Board's assessments of his performance and of competitive salary levels. Surveys indicate that this figure is somewhat lower than the market average for CEOs in firms of similar size and type.

In December 1999, Mr. Lawrence was awarded a bonus of $75,700 under the terms of the previously described Management Bonus Plan. The bonus was based on the Company's operating profit performance during the fiscal year 1999, and the Board's favorable assessment of Mr. Lawrence's accomplishments in other key areas of responsibility.

Joseph F. Vercellotti, Chairman, Personnel and Compensation Committee
Angus Cotton
Charles W. Flynn
Norman P. Harberger

                               EXECUTIVE OFFICERS

       The following table lists the executive officers of the Company as of the date hereof and the capacities in which they serve. Officers of the Company serve at the discretion of the Board of Directors.

                                                            Years as Executive
Name of Individual    Capacity                   Age             Officer
------------------    --------                   ---        ------------------

Norman P. Harberger   Chairman                   70                4
James L. Gray         Vice Chairman              64                1
Michael E. Lawrence   Chief Executive Officer    55                4
Angus Cotton          Secretary                  74                5
Thomas C. Morton      Treasurer                  58                8

            OWNERSHIP OF VOTING SECURITIES IN EXCESS OF FIVE PERCENT
                              BY BENEFICIAL OWNERS

       The following table sets forth information as to the beneficial ownership of the Company's Common Stock by each person or group known by the Company to own beneficially more than five percent of the Company's outstanding Common Stock as of February 16, 2000.

Name and Address of
Beneficial Owner                        Number of Shares       Percent of Class
-------------------                     ----------------       ----------------
L.F. Loree, III and Norwood H.
Davis, Jr. as Co-Trustees
901 East Cary St., Suite 1500
Richmond, VA  23219                        952,000 (1)               26.81%

Paul B. Barringer, II
14 South Calibogue Cay
Hilton Head Island, SC  29928              316,000 (2)                8.90%

(1) Based on information supplied to the Company on behalf of Messrs. Loree and Davis, all of the shares are held pursuant to an Irrevocable Trust Agreement dated November 12, 1986 by William H. Goodwin, Jr. creating five separate trusts for the benefit of William Hunter Goodwin, III, Molly Shepherd Goodwin, Mathew Tolley Goodwin, Sarah Camp Goodwin and Peter Overton Goodwin (the "Trusts").

(2) Based on information supplied to the Company by Mr. Barringer, all of the shares are owned by a limited partnership, the general partner of which is a limited liability company controlled by Mr. Barringer and his wife. Mr. Barringer is a director of the Company.

                   STOCK OWNERSHIP OF MANAGEMENT AND DIRECTORS

       The following table sets forth information concerning the beneficial ownership of the Company's Common Stock as of February 16, 2000 for (a) each of the Company's directors, director nominees and executive officers and (b) all directors and executive officers of the Company as a group.


  NAME OF OWNER               NUMBER OF SHARES (1)              PERCENT OF CLASS
  -------------               --------------------              ----------------

  Paul B. Barringer, II (2)            316,000                         8.90%
  Angus Cotton (3)                      14,000                           *
  Thomas G. Daniels                     14,000                           *
  Ralph L. Dupps, Jr. (4)               62,000                         1.75%
  P.R. Easterlin, Jr.                    6,000                           *
  Charles W. Flynn                      24,000                           *
  James L. Gray                         10,000                           *
  Norman P. Harberger (5)               26,000                           *
  Michael E. Lawrence (6)               14,000                           *
  John G. McGarty                       26,000                           *
  Thomas C. Morton (7)                  24,000                           *
  John A. Norlander                      2,000                           *
  Perry M. Parrott, Jr.                  8,000                           *
  Robert W. Siler, Jr.                  14,000                           *
  Arthur P. Sundry (8)                  12,000                           *
  Joseph F. Vercellotti                  6,000                           *
  Frank F. Zimmerman, Jr.               26,000                           *
  All current directors and
  executive officers as a group
  (15 persons)                         594,000                        16.73%

*Represents less than one percent of the class

(1) Shares of Common Stock reflected in the table as owned by Messrs. Daniels, Easterlin, Gray, McGarty and Zimmerman are owned by each of them directly. Unless otherwise indicated, shares reflected in the table as owned by each of the other shareholders are owned jointly with such shareholder's spouse.

(2) Based on information supplied to the Company by Mr. Barringer, all of the shares are owned by a limited partnership, the general partner of which is a limited liability company controlled by Mr. Barringer and his wife.

(3)    Shares are held for the benefit of the Angus Cotton Trust.

(4) Includes 4,000 shares held directly by Mr. Dupps and 58,000 shares held jointly with his spouse.

(5) Includes 18,000 shares held by Mr. Harberger directly and 8,000 shares held jointly with his spouse.

(6) Includes 12,000 shares held by Mr. Lawrence directly and 2,000 shares directly held by his spouse.

(7) Includes 8,000 shares held by Mr. Morton directly, 8,000 shares held jointly with his spouse and 8,000 shares directly held by his spouse.

(8) Includes 2,000 shares held by Mr. Sundry directly and 10,000 shares held for the benefit of Arthur P. Sundry Trust.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

       Section 16(a) of the Securities Exchange Act of 1934 requires that the directors, officers and certain shareholders of the Company file reports of holdings and transactions in the Company's Common Stock and Preferred Stock with the SEC. Based solely on the Company's review of such reports furnished to the Company and written representations from certain reporting persons, the Company believes that all SEC filing requirements applicable to its directors and officers with respect to the Company's fiscal year ended October 31, 1999 were complied with; however, the Company does not believe that the Trusts or Trustees described in footnote (2) of the table under "Ownership of Voting Securities in Excess of Five Percent by Beneficial Owners" above have filed a Form 5 for the fiscal year ended October 31, 1999.

                             EXECUTIVE COMPENSATION

       None of the officers of the Company receives any cash or non-cash compensation for services rendered in such capacity. The Company's operations are conducted exclusively through its wholly-owned subsidiaries. The following table summarizes the compensation earned by Michael E. Lawrence for services performed during fiscal years 1999, 1998 and 1997. Mr. Lawrence is the only executive officer of the Company whose compensation exceeded $100,000 during any of the fiscal years indicated.

                           SUMMARY COMPENSATION TABLE

                                        ANNUAL COMPENSATION
NAME AND PRINCIPAL                   ------------------------      ALL OTHER
     POSITION              YEAR      SALARY  (1)   BONUS  (2)   COMPENSATION (3)
------------------         ----      -----------   ----------   ----------------


Michael E. Lawrence        1999      $172,000     $ 75,700          $ 5,757
President, Sea Pines       1998      $165,332     $ 86,000          $ 2,456
Company, Inc. and          1997      $154,056     $ 66,000          $ 4,741
Sea Pines Real Estate
Company, Inc.


(1) Salary includes amounts deferred at the election of the named officer pursuant to the Company's 401(k) plan.

(2) Bonus includes amounts earned by the named officer in the year indicated, but paid in the following fiscal year.

(3) All other compensation consists of amounts contributed by the Company to the 401(k) plan account of the named officer.

The remuneration described in the previous table does not include the cost to Sea Pines Company, Inc. of certain employee benefits furnished to Mr. Lawrence in connection with the conduct of the business of Sea Pines Company, Inc. The amount of such employee benefits accrued for Mr. Lawrence in each of fiscal years 1999, 1998 and 1997 did not exceed 10% of the total of his respective annual salary and bonus reported above.

                         COMPENSATION PURSUANT TO PLANS

       The Company and its subsidiaries have adopted a retirement plan pursuant to Section 401(k) of the Internal Revenue Code of 1986. This plan requires the Company and its subsidiaries to contribute $.50 for every $1 contributed by the respective company's employees. The employee contribution is limited to 6% of gross earnings of each employee.

                            COMPENSATION OF DIRECTORS

       All directors of the Company, who are not also salaried employees of the Company or its subsidiaries, are paid $100 for each Board of Directors meeting attended and $300 per quarter for serving as a director. Directors who are members of any of the standing committees of the Board of Directors and who are not also salaried employees of the Company or its subsidiaries are paid $50 for each meeting attended, with maximum payment of $600 per year. Additionally, all directors of the Company receive discounts at various facilities owned by the Company for golf fees, restaurant purchases and retail purchases and are provided complimentary tickets to events sponsored by the Company.

                               SHAREHOLDER RETURN

       Item 402 under Regulation S-K promulgated by the Securities and Exchange Commission calls for disclosure of a five year graph comparison of the Company's cumulative total shareholder returns on its Common Stock with both the cumulative total return on selected published market indices and the cumulative total return on selected industry or line-of- business indices over the same period.

       The known trading in the outstanding securities of the Company remains very limited and to the Company's knowledge has been effected exclusively through transactions in units consisting of both Common Stock and Preferred Stock. Consequently, the Company does not have a reliable indicator of Common Stock share value. Because information required for the calculation of the referenced comparisons is not available to the Company, and based on the fact that the Company has not paid any dividends on its Common Stock since the Company's incorporation, the Company believes that presentation of the referenced comparisons would not be meaningful.

                              SHAREHOLDER PROPOSALS

       Any shareholder who wishes to submit a proposal to be included in the Proxy Statement for the 2001 Annual Meeting of Shareholders must submit such proposal to the Company on or before October 25, 2000.

       Pursuant to the Company's By-Laws, proposals and director nominations which shareholders intend to present at the 2001 Annual Meeting of Shareholders must be received no earlier than December 16, 2000 and no later than January 15, 2001 to be presented at the meeting. This requirement is separate from and in addition to the requirements that a shareholder must meet to have a proposal or nomination included in the Proxy Statement.

                        AVAILABILITY OF FORM 10-K REPORT

       THE COMPANY HAS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ITS ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED OCTOBER 31, 1999. A COPY OF THE FORM 10-K WILL BE PROVIDED WITHOUT CHARGE TO EACH SHAREHOLDER TO WHOM THIS PROXY STATEMENT IS DELIVERED UPON THE RECEIPT BY THE COMPANY OF THE WRITTEN REQUEST OF SUCH SHAREHOLDER. THE EXHIBITS TO THE FORM 10-K WILL ALSO BE PROVIDED UPON REQUEST AND PAYMENT OF COPYING CHARGES. REQUESTS FOR THE FORM 10-K SHOULD BE DIRECTED TO THE OFFICE OF THE SECRETARY, SEA PINES ASSOCIATES, INC., POST OFFICE BOX 7000, HILTON HEAD ISLAND, SOUTH CAROLINA 29938.

                              INDEPENDENT AUDITORS

       Representatives of Ernst & Young LLP, which audited the financial statements of the Company for the most recently completed fiscal year and which has been selected to audit such statements for the current year, are expected to be present at the Annual Meeting, with the opportunity to make a statement if they desire to do so. Such representatives are also expected to be available to respond to appropriate questions.

                                  OTHER MATTERS

       Management of the Company knows of no other matters to be brought before the Annual Meeting. If, however, any other matter properly comes before the Annual Meeting for a vote of the shareholders, it is the intention of the persons named on the enclosed proxy ballot to vote the proxy in accordance with their discretion and judgment in such matters.

                                   By Order of the Board of Directors,


                                   /s/ Angus Cotton
                                   ----------------
                                   Angus Cotton
                                   Secretary


Hilton Head Island,
South Carolina
February 22, 2000

                                   APPENDIX A

             EXCERPTS FROM THE BY-LAWS OF SEA PINES ASSOCIATES, INC.


Nominations of persons for election to the Board of Directors and the proposal of business to be considered by the shareholders may be made at an annual meeting of shareholders (a) by or at the direction of the Board of Directors or
(b) by any shareholder of the Corporation who was a shareholder of record at the time of giving of notice by such shareholder provided for in this By-Law, who is entitled to vote at the meeting and who complied with the notice procedures set forth below in this By-Law.

For nominations or other business to be properly brought before an annual meeting by a shareholder pursuant to clause (b) of the foregoing paragraph of this By-Law, the shareholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a shareholder's notice shall be delivered to and received by the Secretary at the principal office of the Corporation not less than sixty (60) days nor more than ninety (90) days prior to the first anniversary of the preceding year's annual meeting; provided, however, that if the date of the annual meeting is advanced by more than thirty
(30) days or delayed by more than sixty (60) days from such anniversary date, notice by the shareholder to be timely must be so delivered not earlier than the 90th day prior to such annual meeting and not later than the close of business on the later of the 60th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made. Such shareholder's notice shall set forth (a) as to each person whom the shareholder proposes to nominate for election or reelection as a director all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the "Exchange Act") (including such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected) and a description of all arrangements and understandings between the nominating shareholder and the nominee or any other person (naming such person) relating to the nomination; (b) as to any other business that the shareholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such shareholder and the beneficial owner, if any, on whose behalf the proposal is made; (c) as to the shareholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (i) the name and address of such shareholder, as they appear on the Corporation's books, and of such beneficial owner and (ii) the class and number of shares of the Corporation which are owned beneficially and of record by such shareholder and such beneficial owner.

Notwithstanding anything in the second sentence of the preceding paragraph to the contrary, if the number of directors to be elected to the Board of Directors is increased and there is no public announcement naming all of the nominees for director or specifying the size of the increased Board of Directors made by the Corporation at least seventy (70) days prior to the first anniversary of the preceding year's annual meeting, a shareholder's notice required by this By-Law shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to and received by the Secretary at the principal office of the Corporation not later than the close of business on the 10th day following the day on which a public announcement is made by the Corporation.

Only such persons who are nominated in accordance with the procedures set forth in these By-Laws shall be eligible to serve as directors and only such business shall be conducted at an annual meeting of shareholders as shall have been brought before the meeting in accordance with the procedures set forth in this By-Law. The chairman of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made in accordance with the procedures set forth in this ByLaw and, if any proposed nomination or business is not in compliance with this By-Law, to declare that such defective proposal shall be disregarded.

For the purposes of this By-Law, "public announcement" shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service, or in a document mailed to all shareholders or record or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Sections 13, 14 or 15(d) of the Exchange Act.

Notwithstanding the foregoing provisions of this By-Law, a shareholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this By-Law. Nothing in this By-Law shall be deemed to affect any rights (i) of shareholders to request inclusion of proposals in the Corporation's proxy statement pursuant to Rule 14a-8 under the Exchange Act or (ii) of the holders of any series of preferred stock to elect directors under specified circumstances.

                                                                      APPENDIX B

                           SEA PINES ASSOCIATES, INC.

                                 P.O. Box 7000
                        Hilton Head South Carolina 29936


                                PROXY BALLOT FOR
                        ANNUAL MEETING OF SHAREHOLDERS
                                 MARCH 16, 2000



THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. The undersigned hereby appoints Angus Cotton and Thomas C. Morton as Proxies, each with full power to appoint his substitute, and hereby authorizes each to represent and to vote, as designated below, all the shares of voting common stock, no par value, of Sea Pines Associates, Inc., held of record by the undersigned on January 14, 2000, at the Annual Meeting of Shareholders, to be held on March 16, 2000.

This proxy will be voted in the manner directed by the undersigned. If no direction is made, this proxy will be voted FOR all nominees.

--------------------------------------------------------------------------------
                   PLEASE VOTE, DATE AND SIGN ON REVERSE AND
                   RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Please sign exactly as your name appears hereon. When shares are held by joint tenants, both should sign. When signing in a representative capacity, please provide full title.
--------------------------------------------------------------------------------

HAS YOUR ADDRESS CHANGED?                DO YOU HAVE ANY COMMENTS?

-------------------------------          ---------------------------------------

-------------------------------          ---------------------------------------

-------------------------------          ---------------------------------------

[X] PLEASE MARK VOTES
    AS IN THIS EXAMPLE

--------------------------------------------------------------------------------
                           SEA PINES ASSOCIATES, INC.
--------------------------------------------------------------------------------

1.   Election of Directors.
                                                    For All    With-    For All
                                                    Nominees   hold     Except
          (01) Paul B. Barringer, II
          (02) Norman P. Harberger                    [ ]       [ ]       [ ]
          (03) Michael E. Lawrence
          (04) Thomas C. Morton
          (05) John A. Norlander
          (06) Perry M. Parrott, Jr.
          (07) Robert W. Siler, Jr.

     NOTE: If you do not wish your shares voted "For" a particular nominee, mark the "For All Except" box and strike a line through the name(s) of the nominee(s). Your shares will be voted for the remaining nominee(s).


3. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting and at any adjournment(s) thereof.


     Mark box at right if you plan to attend the Annual Meeting.      [ ]

     Mark box at right if an address change or comment has been
     noted on the reverse side of this card.                          [ ]

CONTROL NUMBER:
RECORD DATE SHARES:

Please be sure to sign and date this Proxy.     Date
                                                       -------------------------

------------------------------------            --------------------------------
     Shareholder sign here                             Co-owner sign here

DETACH CARD                                                          DETACH CARD

                           SEA PINES ASSOCIATES, INC.

Dear Shareholder,

Please take note of the important information enclosed with this Proxy Ballot.

Your vote counts, and you are strongly encouraged to exercise your right to vote your stock.

Please mark the boxes on this proxy card to indicate how your shares will be voted. Then sign the card, detach it and return your proxy vote in the enclosed postage paid envelope.

Your vote must be received prior to the Annual Meeting of Shareholders, March 16, 2000.

Thank you in advance for your prompt consideration of these matters.

Sincerely,

Sea Pines Associates, Inc.